UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2021

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Menlo Avenue, Suite 100 Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-570-6791

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K, filed by 180 Life Sciences Corp. (the “Company”, “we” or “us”), with the Securities and Exchange Commission on December 23, 2020, effective on December 17, 2020, Shoshana Shendelman, Ph.D. resigned from the Board of Directors of the Company (the “Board”) due to potential conflicts of interest which have arisen between her position on the Board and Ms. Shendelman’s other endeavors and effective on December 18, 2020, Prof. Richard W. Barker, MA, D.Phil, OBE, resigned from the Board because of other commitments that would not allow him to spend sufficient time on Company matters. Both Ms. Shendelman and Mr. Barker were considered ‘independent’ members of the Board under applicable Nasdaq rules, and at the time of his resignation, Mr. Barker served as a member of the Audit Committee of the Board.

Subsequent to the resignations, the Company advised the Nasdaq Stock Market, LLC (“Nasdaq”) of such resignations, and on January 5, 2021, the Company received a letter from Nasdaq that as a result of the resignations of Ms. Shendelman and Mr. Barker (as discussed above), the Company is no longer in compliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2), which require that the Company’s Board be comprised of a majority of independent directors and that the Company have an Audit Committee consisting of at least three independent members, respectively, as the resignations of Ms. Shendelman and Mr. Barker left the Board with five directors, only two of which are independent, and an Audit Committee consisting of only two independent members.

The Company has been aware of these deficiencies and is working to rectify such deficiencies by locating and appointing two independent directors who will be qualified to serve on the Board, at least one of whom will qualify under the Nasdaq Listing Rules to serve as an Audit Committee member.

Nasdaq has been informed of the Company’s plans and Nasdaq has provided the Company 45 days, or until February 19, 2021, to submit to Nasdaq a plan detailing how the Company intends to regain compliance with the rules, in which case Nasdaq has indicated to the Company, that if such plan is accepted, that the Company may be granted up to an additional 180 days from the date of the original January 5, 2021, letter, to regain compliance with the applicable Nasdaq Listing Rules. If Nasdaq does not accept the Company’s plan, the Company would have the opportunity to appeal that decision to a Nasdaq Hearings Panel before any change to the Company’s listing occurs. The Company plans to submit the compliance plan within the requested time frame and is well underway in replacing the departed Board members. The Company feels confident it will fill the vacancies within the required timeframe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D..
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer